Exhibit 10.12

Execution Version

FIRST AMENDMENT TO SECURED LOAN AGREEMENT

AND PAYMENT GUARANTY

This FIRST AMENDMENT TO SECURED LOAN AGREEMENT AND PAYMENT GUARANTY (this “Amendment”), made this 31st day of May, 2013, by and among WOODLAND HILLS HC PROPERTY HOLDINGS, LLC, NORTHRIDGE HC&R PROPERTY HOLDINGS, LLC, APH&R PROPERTY HOLDINGS, LLC, WOODLAND HILLS HC NURSING, LLC, NORTHRIDGE HC&R NURSING, LLC, and APH&R NURSING, LLC, each a Georgia limited liability company (each a “Borrower,” and together, the “Borrowers”), ADCARE HEALTH SYSTEMS, INC., an Ohio corporation, ADCARE PROPERTY HOLDINGS, LLC, an Ohio limited liability company, and ADCARE OPERATIONS, LLC, a Georgia limited liability company (each a “Guarantor”, and together, the “Guarantors”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrowers entered into that certain Secured Loan Agreement dated as of December 28, 2012 (the “Loan Agreement”), pursuant to which Lender made a $16,500,000 term loan to Borrowers (the “Loan”); and

WHEREAS, all capitalized terms used herein have the meanings ascribed thereto in the Loan Agreement unless otherwise provided herein; and

WHEREAS, the Obligations of Borrowers are guaranteed by the Guarantors pursuant to the Guaranties; and

WHEREAS, Loan Parties have requested that certain terms of the Loan Agreement and the Parent Guaranty be modified and amended as hereinafter set forth; and

WHEREAS, Lender has agreed to such modifications and amendments as set forth herein, subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                                      Amendments to §2.1 of the Loan Agreement.  Section 2.1 of the Loan Agreement, Defined Terms, is hereby modified and amended as follows:

(a)         the existing definition of “Projects” is deleted in its entirety and the following new definition is substituted in lieu thereof:

“Projects.  The Abington Project, the Northridge Project and the Woodland Hills Project.  The term “Project,” as used herein, shall mean any of the Projects.”

(b)         the following new definitions are inserted in their appropriate alphabetical order:

AdCare Administrative Services:  AdCare Administrative Services, LLC, a Georgia limited liability company.

AdCare Consulting:  AdCare Consulting, LLC, a Georgia limited liability company.

CHP:  CHP Acquisition Company LLC, an Ohio limited liability company.

CHP Note:  Secured Promissory Note dated December 28, 2012, made by CHP and payable to Parent in the original principal amount of $3,600,000.00, as amended by Amendment to Secured Promissory Note dated as of February 28, 2013.

CHP Note Collateral:  One hundred percent (100%) of the ownership interest in H&H of Vandalia LLC, an Ohio limited liability company, which was pledged to secure the CHP Note pursuant to a Pledge and Security Agreement dated December 28, 2012 from CHP in favor of Parent.

First Amendment:  First Amendment to Secured Loan Agreement and Payment Guaranty dated May 31, 2013 by and among the Borrowers, the Guarantors and Lender.

First Amendment Effective Date:  The date on which the conditions to effectiveness of the First Amendment, as described in Paragraph 12 of the First Amendment, are satisfied.  The First Amendment Effective Date shall be not later than May 31, 2013.

Mountain Top Property Holdings:  Mountain Top Property Holdings, LLC, a Georgia limited liability company, and the owner of the Stone County Property.

Note Pledge Agreement:  Pledge and Security Agreement from Parent in favor of Lender pledging and granting to Lender a first priority security interest in and to the CHP Note and the CHP Note Collateral.

Special Collateral Account:  As such term is defined in Section 9.5.

Stone County Indemnity:  Indemnity Agreement Regarding Hazardous Materials from Mountain Top Property Holdings in favor of Lender with respect to the Stone County Property.

Stone County Lease:  Facility Lease dated November 30, 2011 between Mountain Top Property Holdings, as landlord, and Mountain Top ALF, LLC, a

Georgia limited liability company, as tenant, covering the Stone County Property and improvements thereon.

Stone County Lease Assignment:  Absolute Assignment of Leases and Rents from Mountain Top Property Holdings in favor of Lender with respect to the Stone County Property Lease.

Stone County Mortgage:  A Mortgage, Assignment of Rents, Security Agreement and Fixture Filing executed by Mountain Top Property Holdings for the benefit of Lender securing the Obligations, granting a first priority lien on the Stone County Property, subject to such title exceptions as are shown on the Stone County Title Policy.

Stone County Property:  That parcel of land located in Stone County, Arkansas having a physical address of 414 Massey, Mountain View, Arkansas and being owned by Mountain Top Property Holdings.

Stone County Title Policy:  A policy of title insurance (or commitment to issue title insurance) issued by First American Title Insurance Company insuring the lien of the Stone County Mortgage, in form and substance satisfactory to Lender.

2.                                      Amendment to Article 9 of the Loan Agreement.  Article 9 of the Loan Agreement, SPECIAL PROVISIONS, is hereby modified and amended by adding new Sections 9.5 and 9.6 thereto as follows:

“9.5  Special Collateral Account.  From and after the First Amendment Effective Date, the Tenants shall, on a monthly basis on or before the first day of each month, transfer from the Tenant Operating Accounts the sum of $75,000, increasing to $90,000 after January 1, 2014, to a deposit account established by Tenants with Lender, which account shall be under the sole dominion and control of Lender and with respect to which Tenants shall have no withdrawal rights (the “Special Collateral Account”).  Pursuant to an amendment to each of the Subordination of Management Agreements dated December 28, 2012, entered into by AdCare Consulting, AdCare Administrative Services and each of the Tenants for the benefit of Lender, AdCare Consulting and AdCare Administrative Services shall agree to waive the monthly fees payable to them under their respective Management Agreements to the extent of $75,000 per month, or $90,000 per month, as applicable, in the aggregate.  Any Tenant may request that Lender release funds from the Special Collateral Account to pay costs of renovation, refurbishment and similar improvements to its Project, subject to review and approval by, and satisfactory evidence delivered to, Lender of such improvements and the costs thereof; provided that such Lender approval requirement shall not prohibit any Tenant from expending its own funds for improvement costs.  Provided no Default or Event of Default is then existing, Lender will release funds from time to time from the Special Collateral Account to Tenants to pay costs of renovation, refurbishment and similar improvements that Lender shall have approved as provided in the immediately preceding sentence.  Any of the foregoing to the contrary notwithstanding, Lender may at any time and from time to time in its sole discretion apply any funds on deposit in the Special Collateral Account to the then current outstanding principal balance of the Loan.

9.6  Pledge of CHP Note.  On or before the First Amendment Effective Date, Parent shall execute and deliver the Note  Pledge Agreement, an allonge executed in blank and any certificate evidencing the CHP Note Collateral accompanied by an assignment separate from certificate executed in blank.  Parent shall perfect its security interest created under the pledge agreement securing the CHP Note.  Parent shall notify CHP in writing of the collateral assignment of the CHP Note to Lender and direct CHP to make all payments (or prepayments) of principal and interest on the CHP Note to Lender for application to the Obligations; provided, however, that Lender agrees that principal payments or prepayments on the CHP Note in excess of $2,000,000.00 are made, Parent shall be entitled to the excess over $2,000,000.00.  Parent shall provide Lender all necessary consents to such assignment of the CHP Note, including, but not limited to, the consent of Huntington National Bank (“Huntington”), as the “Senior Creditor” under that certain Debt Subordination Agreement dated as of December 28, 2012 by and among Parent, Huntington and CHP.  If any such consent is not obtained within thirty (30) days following the First Amendment Effective Date, Borrowers shall pay to Lender the amount of $500,000.00 to be applied to the outstanding principal balance of the Loan.”

3.                                      Amendment to §10.1(l) of the Loan Agreement. Section 10.1(l) of the Loan Agreement, Appraisals, is hereby modified and amended by adding, at the end of the paragraph, the following sentence:

“The foregoing provisions of this Section 10.1(l) shall apply in all respects to the Stone County Property.”

4.                                      Amendment to §10.1(m) of the Loan Agreement. Section 10.1(m) of the Loan Agreement, Furnishing Information, is hereby modified and amended by:

(a)                                 adding, at the end of paragraph (ii) thereof, the following proviso:

“provided, however, that the quarterly unaudited financial statements for the fiscal quarter ended March 31, 2013 as required by this paragraph shall be delivered to Lender not later than August 15, 2013”; and

(b)                                 adding, at the end of paragraph (iii) thereof, the following proviso:

“provided, however, that the annual audited financial statements for the fiscal year ended December 31, 2012 as required by this paragraph shall be delivered to Lender not later than July 16, 2013,”

5.                                      Amendment to §10.1(w) of the Loan Agreement.  Section 10.1(w) of the Loan Agreement, Implied Debt Service Coverage, is hereby modified and amended by deleting the existing language thereof in its entirety and substituting the following in lieu thereof:

“(w) Implied Debt Service Coverage.  Borrower shall not permit the Implied Debt Service Coverage for the Projects, tested quarterly at the end of each fiscal quarter commencing with the fiscal quarter ending June 30, 2013, to be less than (i) 1.0 to 1.0 for the fiscal quarter ending June 30, 2013, (ii) 1.20 to 1.0 for the two (2) fiscal quarters ending September 30, 2013, (iii) 1.20 to 1.0 for the three (3) fiscal quarters ending December 31, 2013, and (iv) 1.40 to 1.0 for the four (4) fiscal quarters ending March 31, 2014 and thereafter on a rolling four (4) quarter basis.”

6.                                      Amendment to Section 10.1(z) of the Loan Agreement.  Section 10.1(z) of the Loan Agreement, Health Care Permits and Reimbursement Approvals, is modified and amended by deleting the existing language thereof in its entirety and substituting the following in lieu thereof:

“(z)  Health Care Permits and Reimbursement Approvals.  No Tenant shall (i) fail to maintain in effect all Health Care Permits and Reimbursement Approvals necessary to the operation of its business, or (ii) receive payment under the appropriate Medicare, Medicaid, or any other federal, state or local government sponsored health care program, or any related reimbursement programs, or engage in any activity that constitutes or, with the giving of notice, the passage of time, or both, would result in a material violation of any Health Care Permit necessary for the lawful conduct of its business or operations.  If any Borrower or Tenant shall receive a “denial of payment for new admissions” (“DPNA”) or any other material notice affecting any Project from any applicable regulatory agency or otherwise, a copy of such DPNA or such other notice shall be promptly delivered to Lender.”

7.                                      Amendment to Article 10 of the Loan Agreement. Article 10 of the Loan Agreement, BORROWERS’ AGREEMENTS, is hereby modified and amended by adding a new Section 10.1(cc) thereto as follows:

“(cc) Environmental Reporting.  Lender shall have the right, at Borrowers’ expense, to obtain (i) updates to that certain Phase I Environmental Site Assessment Report dated November 18, 2011 by Partner Engineering and Science, Inc. covering the Stone County Property or (ii) such new environmental site assessment(s) covering the Stone County Property from time to time as  Lender may request in Lender’s sole and absolute discretion. Borrowers shall cooperate with Lender in connection with obtaining any and all such environmental reports or updates.

8.                                      Amendment to Section 16.13 of the Loan Agreement.  Section 16.13 of the Loan Agreement, Set-Offs, is modified and amended by adding the following new sentence at the end thereof as follows:

“Any of the forgoing to the contrary notwithstanding, Lender may at any time and from time to time in its sole discretion apply any funds on deposit in the Cash Collateral Account or Special Collateral Account to the outstanding principal balance of the Loan, provided that Lender shall give Borrowers one (1) Business Day’s prior notice by telecopier of any such application of funds in the Cash Collateral Account.”

9.                                      Amendments to the Parent Guaranty.  The Parent Guaranty is hereby modified and amended as follows:

(a)         Subparagraph 6(b)(i) is amended by deleting the second sentence thereof in its entirety and substituting the following in lieu thereof:

“The term, “AdCare Tangible Net Worth,” means, as of any date of determination, total assets minus intangible assets (as defined below) and minus total liabilities of Guarantor and its consolidated Subsidiaries.”

(b)         Subparagraph 6(b)(ii)(A) is amended by deleting the amount “$2,000,000.00” therein and substituting the amount “$1,000,000.00” in lieu thereof.

(c)          The language of subparagraph 6(c) is deleted in its entirety and the following is substituted in lieu thereof:

“(c)(i) Guarantor shall not permit the ratio of AdCare Total EBITDAR (as hereinafter defined) to AdCare Fixed Charges (as hereinafter defined), in each case tested as of the end of each fiscal quarter, to be less than (A) .85 to 1.0 on a trailing one (1) fiscal quarter basis commencing with the fiscal quarter ending June 30, 2013, (B) 1.0 to 1.0 on a trailing two (2) quarter basis for the test period ending September 30, 2013, (C) 1.15 to 1.0 on a trailing three (3) quarter basis for the test period ending December 31, 2013, and (D) 1.15 to 1.0 on a trailing four (4) quarter basis thereafter.

(ii)  For purposes of subparagraph 6(c)(i) hereof:

(A)                               AdCare Fixed Charges means, for any period, on a consolidated basis for Guarantor and its consolidated Subsidiaries, the sum of the following amounts (without duplication): (i) scheduled payments of principal on AdCare Total Debt, (ii) AdCare Interest Expense, (iii) AdCare Rent Expense, and (iv) provisions for taxes based on income.

(B)                               AdCare Interest Expense means, for any period, the interest expense of the Guarantor and its Subsidiaries on a consolidated basis during such period, determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, (i) the amortization or write-off of debt discounts, and (ii) the portion of payments under Capital Lease Obligations allocable to interest expense; provided that AdCare Interest Expense shall not include amortization of debt issuance costs, commissions and other fees payable in connection with the incurrence of Indebtedness.

(C)                               AdCare Rent Expense means, for any period, the aggregate amount of fixed and contingent rentals payable by Guarantor and its consolidated Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP, consistently applied.

(D)                               AdCare Total Debt means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Guarantor and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied.

(E)                                AdCare Total EBITDAR means, for the Guarantor, with respect to any period (without duplication): (a) Net Income (or Loss) on a Consolidated basis, in accordance with GAAP, exclusive of any income or losses from minority interests and the following (but only to the extent included in determination of such Net Income (or Loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) rent expense and (v) extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets); and (vi) up to $800,000 in the aggregate for all periods of non-operating special charges related to Guarantor’s recent change of auditors and Guarantor’s Audit Committee review and inquiry with respect to accounting and financial reporting issues; minus (b) a capital expenditure reserve in an amount equal to the greater of (i) actual capital expenditures for maintenance during such period, or (ii) $500.00 per bed, based on the total number of beds at the beginning of the most recent quarter.”

(d)         Subparagraph 6(d) is amended by deleting the first sentence thereof in its entirety and substituting the following in lieu thereof:

“At all times from and after the First Amendment Effective Date, Guarantor shall not permit Liquidity (as hereinafter defined) to be less than $5,000,000.00; provided, however, that Liquidity may be less than $5,000,000.00 for up to five (5) five different (5) consecutive Business Day periods during the third fiscal quarter of 2013 and two (2) different five (5) consecutive Business Day periods per fiscal quarter at all other times so long as (i) Liquidity is never less than $3,000,000.00, and (ii) Parent provides written notice by telecopier to Lender not later than one (1) Business Day after the date Liquidity falls below $5,000,000.00.”

(e)          A new Subparagraph 6(f) is added to the Parent Guaranty as follows:

“Guarantor covenants and agrees to (i) provide to Lender, promptly after receipt by Guarantor, copies of any written notices or correspondence received by, from or on behalf of the New York Stock Exchange relating to Guarantor’s listing status on such exchange, and (ii) provide to Lender within five (5) days after Lender’s request, evidence satisfactory to Lender of the amount of unrestricted cash and Cash Equivalents not pledged or unencumbered and the use of which is not restricted by any agreement then held by Guarantor and its consolidated subsidiaries.”

10.                               Certain Acknowledgments and Waivers.  Lender acknowledges that (a) Parent failed to timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) and Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (“Form 10-Q”); (b) Parent’s previously issued financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (the “Relevant Financial Statements”) should no longer be relied upon due to certain errors therein; (c) Parent is in the process of restating the Relevant Financial Statements and will amend its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012; (d) Parent’s Audit Committee of the Board of Directors (the “Audit Committee”) initiated a further review of, and inquiry with respect to, the accounting and financial issues related to these and other potential errors in Parent’s financial statements and engaged counsel to assist the Audit Committee with such matters; (e) in connection with such review and inquiry, the Audit Committee identified certain material weaknesses in Parent’s internal control over financial reporting; (f) Parent is not in compliance with the continued listing standards of the NYSE MKT LLC (the “Exchange”) and, therefore, the Exchange is authorized to suspend, and unless prompt corrective action is taken, remove Parent’s securities from the Exchange; and (g) subject to the Exchange’s acceptance of a compliance plan submitted by Parent to the Exchange on May 1, 2013, and subject to Parent making progress consistent with its compliance plan by July 16, 2013, Parent will have until July 16, 2013, with respect to the filing of the Form 10-K, and until August 15, 2013, with respect to the filing of the Form 10-Q, to regain compliance with the Exchange’s continued listing standards (the events described in clauses (a) through (g), collectively, the “Events”). Lender waives any Default or Event of Default that may exist as a result of the Events described in clauses (a) through (e) only.

11.                               No Other Amendments, Waivers.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided or permitted herein, operate as an amendment or waiver of any right, power or remedy of Lender under the Loan Agreement, the Parent Guaranty or any of the other Loan Documents, nor constitute an amendment or waiver of any provision of the Loan Agreement, the Parent Guaranty or any of the other Loan Documents.  Except for the amendments expressly set forth above, the text of the Loan Agreement, the Parent Guaranty and all other Loan Documents shall remain unchanged and in full force and effect, and Borrowers and Guarantors hereby ratify and confirm their respective obligations thereunder, as herein modified and amended.  This Amendment shall not constitute a course of dealing with Lender at variance with the Loan Agreement, the Parent Guaranty or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Loan Agreement, the Parent Guaranty and the other Loan Documents in the future.

12.                               Conditions of Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, the following conditions have been met to the satisfaction of Lender:

(a)                                 Counterparts of this Amendment duly executed by each Borrower and each Guarantor have been received by Lender;

(b)                                 Tenants shall have established the Special Collateral Account;

(c)                                  Tenants shall have made the first monthly transfer of funds from the Tenant Operating Accounts to the Special Collateral Account pursuant to Section 9.5 of the Loan Agreement;

(d)                                 AdCare Consulting and AdCare Administrative Services shall have entered into the amendment to the Subordination of Management Agreements described in Section 9.5 of the Loan Agreement in form and substance satisfactory to Lender;

(e)                                  Parent shall have delivered the Note Pledge Agreement and the other items required by Section 9.6 of the Loan Agreement, and Parent shall have provided evidence of the written notification to CHP required by such Section 9.6;

(f)                                   Mountain Top Property Holdings shall have executed the Stone County Mortgage, the Stone County Lease Assignment and the Stone County Indemnity, each in form and substance satisfactory to Lender, and Lender shall have received the Stone County Title Policy and an opinion of Arkansas counsel with respect to the enforceability of the Stone County Mortgage and the Stone County Lease Assignment in form and substance satisfactory to Lender;

(g)                                  The representations and warranties made pursuant to Section 13 of this Amendment shall be true and correct; and

(h)                                 The Loan Parties have paid all reasonable and documented expenses incurred by Lender in connection with the execution and delivery of this Amendment, together with reasonable fees and actually incurred expenses of Lender’s counsel with respect to this Amendment and other post-closing matters.

13.                               Post First Amendment Effective Date Covenant.  Parent covenants and agrees to deliver to Lender, no later than June 15, 2013, (i) the original CHP Note, (ii) the most recent balance sheet of H&H of Vandalia LLC, and (iii) an organizational chart showing the organizational structure of, and listing of assets for, H&H of Vandalia LLC.  Failure to comply with this covenant shall constitute an Event of Default.

14.                               Representations and Warranties.  Each of the Loan Parties represents and warrants as follows:

(a)                                 The execution, delivery and performance by each Borrower and each Guarantor of this Amendment are within each such party’s legal powers, have been duly authorized by all necessary shareholder, partner or member action and do not contravene (i) any such Borrower’s or any such Guarantor’s organizational documents, respectively, or (ii) any law or contractual restriction binding on or affecting such Person;

(b)                                 No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, except for those already obtained or made, is required for the due execution, delivery and performance by any Borrower or any Guarantor of  this Amendment;

(c)                                  This Amendment constitutes the legal, valid and binding obligations of each such party, enforceable against such Person in accordance with their respective terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditor’s rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(d)                                 All of the representations and warranties of the Loan Parties in the Loan Documents are true and correct in all material respects as of the date hereof (or if such representations and warranties by their terms relate solely to an earlier date, then as of such earlier date); and

(e)                                  No Default or Event of Default is existing and none would result, in each case upon this Amendment becoming effective and after giving effect hereto.

15.                               Reaffirmation of Guaranties.  By execution of this Amendment, each Guarantor reaffirms and restates its guaranty of the Obligations pursuant to its Guaranty and agrees that its obligations thereunder are not released, diminished, impaired or reduced or otherwise adversely affected by this Amendment, except as expressly provided herein with respect to the Parent Guaranty.

16.                               Release of Claims.  As further consideration to induce the Lender to execute, deliver and perform this Amendment, each Borrower and each Guarantor hereby represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, defenses, counterclaims, or demands of any kind, character or nature whatsoever, fixed or contingent, which such Borrower or such Guarantor may have, or claim to have, against the Lender in connection with the Loan, the Loan Agreement and the other Loan Documents, and each Borrower and each  Guarantor hereby releases, acquits, and forever discharges the Lender, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Lender (collectively, the “Released Parties”), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Borrower or such Guarantor may have or claim to have now against each of such Released Parties from the beginning of time until and through the First Amendment Effective Date.

17.                               Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof: (a) each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended and modified hereby, and (b) each reference in the Parent Guaranty to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to the Parent

Guaranty, and each reference in the other Loan Documents to the “Parent Guaranty,” “thereunder,” “thereof” or words of like import referring to the Parent Guaranty, shall mean and be a reference to the Parent Guaranty as amended and modified hereby.

18.                               Costs, Expenses and Taxes.  Borrowers agree to pay on demand all reasonable out-of-pocket expenses of Lender actually incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Lender’s counsel with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

19.                               Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of laws principles thereof.

20.                               Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

21.                               Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWERS:	WOODLAND HILLS HC PROPERTY HOLDINGS, LLC
NORTHRIDGE HC&R PROPERTY HOLDINGS, LLC
APH&R PROPERTY HOLDINGS, LLC

	By:	/s/ Ronald W. Fleming
	Name:	Ronald W. Fleming
	Title:	Chief Financial Officer of AdCare Health
Systems, Inc.

WOODLAND HILLS HC NURSING, LLC
NORTHRIDGE HC&R NURSING, LLC
APH&R NURSING, LLC

	By:	/s/ Ronald W. Fleming
	Name:	Ronald W. Fleming
	Title:	Chief Financial Officer of AdCare Health
Systems, Inc.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment To Secured Loan Agreement and Payment Guaranty

[Execution of First Amendment to Secured Loan Agreement

and Payment Guaranty Continued]

GUARANTORS:	ADCARE HEALTH SYSTEMS, INC.

	By:	/s/ Ronald W. Fleming
	Name:	Ronald W. Fleming
	Title:	Chief Financial Officer

ADCARE OPERATIONS, LLC

	By:	/s/ Ronald W. Fleming
	Name:	Ronald W. Fleming
	Title:	Chief Financial Officer of AdCare Health
Systems, Inc.

ADCARE PROPERTY HOLDINGS, LLC

	By:	/s/ Ronald W. Fleming
	Name:	Ronald W. Fleming
	Title:	Chief Financial Officer of AdCare Health
Systems, Inc.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment To Secured Loan Agreement and Payment Guaranty

[Execution of First Amendment to Secured Loan Agreement

and Payment Guaranty Continued]

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Amy L. MacLearie
		Name:	Amy L. MacLearie
		Title:	AVP — Senior Closing Officer

Signature Page to First Amendment To Secured Loan Agreement and Payment Guaranty